Exhibit 99.2

Dear Associates,

Today is an exciting day for our company. We are being acquired by Samsonite, which I am confident will ensure an even brighter future for Tumi. Attached is a copy of the news release we issued, which provides further details about the transaction.

Samsonite is one of the world’s best known and largest lifestyle bag and travel luggage companies, with a heritage dating back more than 100 years. They are a market leader with a strong international brand presence and a wide range of travel products and brands. Importantly, Samsonite has a proven track record of successfully acquiring and growing brands, and we expect this to be the same for Tumi.

One of the reasons that this combination with Samsonite is very attractive to us is that they recognize the extraordinary value proposition that Tumi represents.  Samsonite has great appreciation for Tumi’s outstanding brand awareness, the strength and loyalty of our customer base and our leadership position in the highly attractive premium and business segment of the market. Importantly, one of the aspects of Tumi that is most appealing to Samsonite is our network of company-owned retail locations.

Thanks to you, Tumi is considered “best-in-class” in the premium segment of the market, where Samsonite has little to no presence today. Samsonite is committed to our brand and products – which are very complementary to its own – and is not looking to compromise or change them. I am excited about the opportunity this transaction with Samsonite provides to bring our products to new customers in additional markets worldwide. As part of Samsonite, we will be even better positioned to expand in Asia and Europe, while also further growing our business in North America.

While there is still a lot of work left to be done, we expect to complete the transaction in the second half of 2016, subject to shareholder approvals and other customary closing conditions. Until the transaction closes, Tumi, headquartered in New Jersey, and Samsonite, headquartered in Hong Kong, will continue to operate as independent companies.

Above all, I want to emphasize that it remains business as usual at Tumi. As the integration process continues to develop, we will update you as has always been our practice. You should continue to focus on your day-to-day responsibilities, and all of us should be working hard to continue achieving our sales targets and operating goals.

I am sure many of you have questions about today’s announcement. To help answer some of those, please find an FAQ attached. [In addition, we will be hosting a series of Employee Town Halls and Conference Calls to accommodate employees across our different geographies. You can dial in to any of the following meetings using the passcode XXXXXXXXX.

For employees in New York, New Jersey and Georgia, we will host a meeting today at 6:00 PM ET. You can use the following numbers to dial-in to this call:
•	US: XXXXXXXXX
•	Canada: XXXXXXXXX

For employees in Asia, we host a call at 9:30 AM HKT. You can use the following numbers to dial-in to this call:
•	China, Beijing: XXXXXXXXX
•	China, Shanghai: XXXXXXXXX
•	Hong Kong: XXXXXXXXX
•	Japan: XXXXXXXXX
•	Thailand: XXXXXXXXX

For employees in Europe, we will host a call tomorrow at 1:00 PM GMT. You can use the following numbers to dial-in to this call:
•	Germany: XXXXXXXXX
•	France: XXXXXXXXX
•	Netherlands: XXXXXXXXX
•	UK: XXXXXXXXX

Thank you for your hard work and dedication to Tumi. Again, I am excited about this transaction with Samsonite and the opportunities it will create for all our stakeholders, including our employees. I hope you share that enthusiasm.

Sincerely,

Jerome Griffith
President and CEO, Tumi

Forward-Looking Statements
This document contains statements that are forward-looking. Forward-looking statements include the statements identified as forward-looking in Tumi's press release announcing its most recent quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words "believes," "may," "plans," "will," "could," "should," "estimates," "continues," "anticipates," "intends," "expects" and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Tumi assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.  Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in Tumi's March 3, 2016 merger agreement with Samsonite, the press release announcing its most recent quarterly earnings, as well as other factors described in Tumi’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Tumi’s Quarterly Reports on Form 10-Q and other documents of Tumi on file or in the proxy statement on Schedule 14A that will be filed with the Securities and Exchange Commission (the "SEC") by Tumi.

Additional Information
This communication is not a solicitation of a proxy from any stockholder of Tumi. In connection with the proposed transaction, Tumi will file with the SEC a proxy statement on Schedule 14A. Tumi will mail the proxy statement to its stockholders.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Tumi free of charge, at the website maintained by the SEC at www.sec.gov and at Tumi's website at www.tumi.com/s/investor-relations. In addition, the proxy statement and other documents filed by Tumi with the SEC (when available) may be obtained from Tumi free of charge by directing a request to parker.schram@icrinc.com.

The respective directors and executive officers of Tumi and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tumi’s directors and executive officers is available in its proxy statement on Schedule 14A filed with the SEC on March 24, 2015. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and their respective interests will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.